UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2002
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(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)


ITEM 9. Regulation FD Disclosure

Laboratory Corporation of America -Registered Trademark-
Holdings (LabCorp -Registered Trademark-)(NYSE:LH), a national clinical laboratory with 2001 revenues of $2.2 billion, and Dynacare Inc. (Nasdaq: DNCR; TSE:DNA), a leading independent provider of laboratory testing in North America, today announced that they have entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of Dynacare for approximately $480 million in cash and stock. In addition, LabCorp will assume approximately $205 million in Dynacare debt in conjunction with the closing of the transaction.


Exhibits:
99.1  Press release of the Company dated May 9, 2002.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
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                        (Registrant)

               By:/s/ BRADFORD T. SMITH
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                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: May 9, 2002